Exhibit 99.1

CONTACT:	Kim Detwiler Vice President, Corporate Communications Univest Corporation 215-721-8396, detwilerk@univest.net

CORRECTION – FOR IMMEDIATE RELEASE

UNIVEST CORPORATION FOURTH QUARTER DIVIDEND
Please note the correction made to the date the Dividend is paid.

SOUDERTON, Pa., December 9, 2009 – Univest Corporation of Pennsylvania (NASDAQ: UVSP) declared a $.20 per share quarterly cash dividend on Wednesday, November 25, 2009 to be paid on January 4, 2010 to shareholders of record as of December 10, 2009.

About Univest Corporation
Headquartered in Souderton, Pennsylvania, Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. Univest National Bank and Trust Co., a member of the FDIC and an Equal Housing Lender, offers customers 32 financial service centers, 12 retirement financial services centers, and 38 ATM locations throughout the region, and is the parent company of Univest Capital, Inc., a small ticket commercial finance business; Univest Insurance, Inc., an independent insurance agency headquartered in Lansdale, Pa., which serves commercial and personal customers; and Univest Investments, Inc., a member of FINRA and SIPC and a full-service broker-dealer and investment advisory firm. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

Forward-looking Statements
This press release and the reports Univest Corporation files with the SEC often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation and are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets; or (8) other risk factors mentioned in the reports and registration statements Univest Corporation files with the SEC. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

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